Exhibit 4.1

CLASS A ORDINARY SHARE PURCHASE WARRANT

Park Ha Biological Technology Co., Ltd.

Warrant Shares: _______	Issue Date: ________________

Initial Exercise Date: ________________

THIS CLASS A ORDINARY SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received, ____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date set forth above (the “Initial Exercise Date”) until 5:00 p.m. New York City time on the fifth anniversary of the Issue Date (the “Termination Date”); provided that if such date is not a Trading Day, the Termination Date shall be the next succeeding Trading Day, but not thereafter, to subscribe for and purchase from Park Ha Biological Technology Co., Ltd., a corporation existing under the laws of the Cayman Islands (the “Company”), up to ______ Class A Ordinary Shares with a par value of US$0.008 each, as may be adjusted only to the extent expressly provided herein (the “Warrant Shares”). The purchase price of one Class A Ordinary Share under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated ______, among the Company and the purchasers signatory thereto.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation as soon as reasonably practicable of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b) Exercise Price. The exercise price per Class A Ordinary Share under this Warrant shall be equal to US$1.1, subject to adjustment only to the extent expressly provided herein.

c) [Internationally omitted].

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Ordinary Shares are then listed or quoted on a Trading Market, the bid price of the Class A Ordinary Shares for the time in question (or the nearest preceding date) on the Trading Market on which the Class A Ordinary Shares are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Class A Ordinary Shares for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Class A Ordinary Shares are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Class A Ordinary Shares are then reported on the Pink Open Market (“Pink Market”) operated by the OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per Ordinary Share so reported, or (d) in all other cases, the fair market value of an Ordinary Share as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

[Internationally omitted].

d) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. Subject to the transfer restrictions set forth in the Purchase Agreement and this Warrant, the Company shall cause the Warrant Shares purchased hereunder to be issued to the Holder or its designee by the Warrant Share Delivery Date. The “Warrant Share Delivery Date” means the earliest of (A) two (2) Trading Days after delivery to the Company of the Notice of Exercise, (B) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company, if applicable, and (C) the number of Trading Days comprising the Standard Settlement Period after delivery to the Company of the Notice of Exercise. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Class A Ordinary Shares as in effect on the date of delivery of the Notice of Exercise. If the Warrant Shares are eligible for issuance without a restrictive legend under the Securities Act, Regulation S, Rule 144 and all applicable state securities laws, as evidenced by customary documentation reasonably satisfactory to the Company and the Transfer Agent, and if the Company is then eligible to use The Depository Trust Company’s Deposit or Withdrawal at Custodian system and the Transfer Agent is participating in such system, the Company shall use commercially reasonable efforts to cause the Transfer Agent to transmit such Warrant Shares by crediting the account of the Holder or its designee through The Depository Trust Company’s Deposit or Withdrawal at Custodian system. If the Warrant Shares are not then eligible for issuance without a restrictive legend through such system, the Company shall cause the Transfer Agent to issue such Warrant Shares in certificated or book-entry form, bearing any restrictive legend required under the Purchase Agreement, this Warrant, the Securities Act or applicable state securities laws, registered in the name of the Holder or its designee.

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ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Class A Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Class A Ordinary Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Class A Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Class A Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Class A Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Class A Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof. Notwithstanding the foregoing, the remedies set forth in this Section 2(d)(iv) shall apply only to the extent the applicable Warrant Shares were eligible for issuance without a restrictive legend and resale without restriction under the Securities Act at the time of the applicable exercise, and the Company failed to deliver such Warrant Shares in accordance with Section 2(d)(i).

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

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vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form, attached hereto as Exhibit B, duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that, after giving effect to the issuance of Warrant Shares upon such exercise as set forth in the applicable Notice of Exercise, the Holder, together with the Holder’s Affiliates and any other Persons whose beneficial ownership of Class A Ordinary Shares would be aggregated with the Holder’s beneficial ownership for purposes of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder (such Persons, “Attribution Parties”), would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of Class A Ordinary Shares beneficially owned by the Holder and its Attribution Parties shall include the number of Class A Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Class A Ordinary Shares that would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company, including any Ordinary Share Equivalents, that are subject to a limitation on conversion or exercise analogous to the limitation contained herein and beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, beneficial ownership for purposes of this Section 2(e) shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The Holder acknowledges that the Company is not representing to the Holder that any such calculation complies with Section 13(d) of the Exchange Act and that the Holder is solely responsible for any schedules or reports required to be filed by it under the Exchange Act. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable, in relation to other securities owned by the Holder and its Attribution Parties, and the determination of the portion of this Warrant that is exercisable shall be in the sole discretion of the Holder. The submission of a Notice of Exercise shall be deemed to be the Holder’s representation to the Company that the exercise of this Warrant, as specified in such Notice of Exercise, complies with the Beneficial Ownership Limitation. The Company shall have no obligation to verify or confirm the accuracy of such determination. Any determination as to group status shall be made in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Class A Ordinary Shares, the Holder may rely on the number of outstanding Class A Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice from the Company or the Transfer Agent setting forth the number of Class A Ordinary Shares outstanding. Upon the written or oral request of the Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Class A Ordinary Shares then outstanding. In any case, the number of outstanding Class A Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Attribution Parties since the date as of which such number of outstanding Class A Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be the percentage elected by the Holder on its signature page to the Purchase Agreement, which shall be either 4.99% or 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation applicable to this Warrant; provided, however, that the Beneficial Ownership Limitation shall in no event exceed 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of this Warrant. Any increase in the Beneficial Ownership Limitation shall not be effective until the 61st day after such notice is delivered to the Company. Any decrease in the Beneficial Ownership Limitation shall be effective immediately upon delivery of notice to the Company. The provisions of this Section 2(e) shall be construed and implemented in a manner otherwise than in strict conformity with the terms hereof to correct any portion of this Section 2(e) that may be defective or inconsistent with the intended Beneficial Ownership Limitation or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2(e) shall apply to any successor holder of this Warrant.

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Section 3. Certain Adjustments.

a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Class A Ordinary Shares or any other equity or equity equivalent securities payable in Class A Ordinary Shares (which, for avoidance of doubt, shall not include any Class A Ordinary Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Class A Ordinary Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Class A Ordinary Shares into a smaller number of shares or (iv) issues by reclassification of Class A Ordinary Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Class A Ordinary Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Class A Ordinary Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) [Internationally Omitted].

c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Class A Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Class A Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Class A Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Class A Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) [Internationally Omitted].

e) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Class A Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Class A Ordinary Shares (excluding treasury shares, if any) issued and outstanding.

f) Notice to Holder.

i. Adjustment to Exercise Price. If the Exercise Price or the number or type of securities issuable upon exercise of this Warrant is adjusted or modified pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Class A Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Class A Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Class A Ordinary Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Class A Ordinary Shares, any consolidation or merger to which the Company (or any of its Subsidiaries) is a party, any sale or transfer of all or substantially all of its assets, or any compulsory share exchange whereby the Class A Ordinary Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Class A Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Class A Ordinary Shares of record shall be entitled to exchange their Class A Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4. Transfer of Warrant.

a) Subject to the transfer restrictions set forth in the Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

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c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Class A Ordinary Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Class A Ordinary Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f) Restrictions; No Registration Rights. The Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act or any state securities laws. The Holder further acknowledges that neither the Company nor any other Person has agreed to register the offer, resale, pledge or other transfer of this Warrant or the Warrant Shares under the Securities Act or any state securities laws, and that the Holder has no registration rights with respect to this Warrant or the Warrant Shares. This Warrant and the Warrant Shares may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption from registration under the Securities Act, including Regulation S or Rule 144, and in each case in accordance with applicable state securities laws. The Holder may be required to bear the economic risk of its investment in this Warrant and the Warrant Shares for an indefinite period of time. The restrictions set forth in this Section 5(f) are in addition to, and not in limitation of, the transfer restrictions set forth in the Purchase Agreement.

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g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Class A Ordinary Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Park Ha Biological Technology Co., Ltd.

By:
Name:	ZHANG Xiaoqiu
Title:	CEO

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EXHIBIT A

NOTICE OF EXERCISE

To: Park Ha Biological Technology Co., Ltd.

(1) The undersigned hereby elects to purchase _______ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐	in lawful money of the United States

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered as follows, subject to the transfer restrictions set forth in the Warrant and the Purchase Agreement:

☐	DWAC to the following account, if the Warrant Shares are eligible for delivery without a restrictive legend:

DWAC Account Number: __________________

Broker Name / DTC Participant: __________________

☐	Restricted book-entry or certificated form in the following name and address:

Name: _________________________________________

Address: ________________________________________

Email: __________________________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

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EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ___________________, _______

Holder’s Signature: ________________________

Holder’s Address: ________________________

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